Exhibit 32

Section 906 Certifications of Chief Executive Officer and Chief Financial Officer

The certification set forth below is being submitted in connection with the Quarterly Report on Form 10-Q for the fiscal quarter ended September 27, 2003 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Anthony J. Cuti, the Chief Executive Officer and John K. Henry, the Chief Financial Officer of Duane Reade Inc., each certifies that, to the best of his knowledge:

1.                                       the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

2.                                       the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Duane Reade Inc.

/s/ Anthony J. Cuti
Anthony J. Cuti
Chief Executive Officer

/s/ John K. Henry
John K. Henry
Date: November 7, 2003	Chief Financial Officer